UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report: March 3, 2006
(Date of earliest event reported)
AKAMAI TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8 Cambridge Center, Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (617) 444-3000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement
SIGNATURE
EXHIBIT INDEX
EX-99.1 Form of J. Donald Sherman Restricted Stock Unit Agreement

Item 1.01 Entry into Material Definitive Agreement
     On March 3, 2006, the Compensation Committee of the Board of Directors of Akamai Technologies, Inc. (“Akamai”) approved the grant of 25,000 restricted stock units to J. Donald Sherman, Akamai’s Senior Vice President and CFO-Elect as contemplated by Mr. Sherman’s employment offer letter with Akamai dated October 13, 2005. Mr. Sherman’s Restricted Stock Unit Agreement provides that the RSUs shall vest as to 34% of the original number of RSUs on March 3, 2007. The remaining 66% will vest in equal installments of 8.25% at the end of each successive full three-month period following the first anniversary of the grant date until the third anniversary of the grant date. The foregoing description of Mr. Sherman’s restricted stock unit agreement is qualified in its entirety by the full text of the form of such agreement set forth in Exhibit 99.1.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2006	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Melanie Haratunian

Melanie Haratunian, Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of J. Donald Sherman Restricted Stock Unit Agreement